Exhibit 99.1

CONTACT:

PetSmart Investor Relations

(623) 587-2025

PetSmart Reports Results for the Fourth Quarter and Fiscal Year 2012

Q4 Earnings up 36% to $1.24 per Share; Comp Sales of 4.6%; Total Sales up 15%; Comp Transactions up 1.2%; FY12 Earnings up 39% to $3.55 per Share; Comp Sales of 6.3%; Total Sales up 11%; Comp Transactions up 2.4%

PHOENIX, AZ—(March 6, 2013) - PetSmart, Inc. (NASDAQ: PETM) today reported financial results for the fourth quarter and fiscal year 2012, and provided guidance for 2013. The fourth quarter and fiscal year 2012 results include an extra week in 2012 compared to 2011. The fourth quarter of fiscal year 2012 was a 14-week quarter versus the fourth quarter of fiscal year 2011 which was a 13-week quarter. Fiscal year 2012 was a 53-week year versus fiscal year 2011 which was a 52-week year. Both the fourth quarter and fiscal year 2012 ended on February 3, 2013. The fourth quarter and fiscal year 2011 ended on January 29, 2012. Comparable store sales and transactions are calculated on an equivalent basis and are versus the 14 and 53 weeks ended February 5, 2012.

For the quarter, earnings per share were up 36% to $1.24. Comparable store sales, or sales in stores open at least a year, grew 4.6%, benefitting from comparable transactions growth of 1.2%. Total sales for the quarter were up 15% to $1.9 billion, partially impacted by $3 million in favorable foreign currency fluctuations. Services sales, which are included in total sales, grew 15% to $194 million.

For the year, the company delivered earnings per share of $3.55, up 39% compared to $2.55 last year. Comparable store sales grew 6.3%, benefitting from comparable transactions growth of 2.4%. Total sales for the year were $6.8 billion, up 11%, including an unfavorable impact from foreign currency fluctuations of $2 million, and services sales grew 10% to $740 million.

The impact of the extra week was $126 million in sales and $0.17 in earnings per share.

During the year, the company generated $696 million in operating cash flow and spent $138 million in capital expenditures. In addition, the company repurchased $457 million of PetSmart stock during 2012, with $175 million repurchased during the fourth quarter. The company also distributed $84 million in dividends during 2012, ending the year with $407 million in cash, cash equivalents and restricted cash and zero borrowings on its credit facility.

“We are pleased to report another quarter of solid earnings growth,” said Bob Moran, Chairman and Chief Executive Officer. “Our unique portfolio of solutions centered on our merchandise and service offerings is further strengthened by our culture of innovation and differentiation and truly sets us apart from the competition.”

“Guidance for 2013 will be on a GAAP basis; therefore all comparisons will be 52 weeks for fiscal year 2013 versus 53 weeks for fiscal year 2012. For 2013, we anticipate comparable store sales growth of 2% to 4% and total sales growth of 2% to 4%. We expect earnings per share between $3.76 to $3.92, and spending for capital expenditures projects to be between $140 million to $150 million,” said Chip Molloy, Executive Vice President and Chief Financial Officer. “For the first quarter of 2013, we are expecting comparable store sales growth of 2% to 4%, and earnings per share between $0.92 to $0.98.”

Conference call information

PetSmart management has scheduled a teleconference for 4:30 p.m. EST on March 6, 2013 to discuss results for the fourth quarter and fiscal year 2012. This teleconference will be webcast live for all investors at www.petm.com. The webcast will be available until the company announces results for the first quarter of 2013. In addition, you can listen to the call live by dialing 866-814-1933 (within the United States and Canada) or 703-639-1365 (for international callers), code 1606485.

A phone replay will be available through April 6, 2013, 11:59 p.m. EDT, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1606485.

About PetSmart

PetSmart, Inc. (NASDAQ: PETM) is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company employs approximately 52,000 associates and operates more than 1,278 pet stores in the United States, Canada and Puerto Rico, over 196 in-store PetSmart® PetsHotel® dog and cat boarding facilities and is a leading online provider of pet supplies and pet care information (http://www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers dog training, pet grooming, pet boarding, PetSmart Doggie Day Camp SM day care services and pet adoption services. Since 1994, PetSmart Charities, Inc., an independent 501(c)(3) non-profit animal welfare organization and the largest funder of animal welfare efforts in North America, has provided more than $165 million in grants and programs benefiting animal welfare organizations. Through its in-store pet adoption partnership with PetSmart Charities®, PetSmart has helped save the lives of nearly 5 million pets.

Forward-looking statements

This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2013 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

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PetSmart, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share and store data)

(Unaudited)

	Fourteen Weeks Ended		Thirteen Weeks Ended		Fifty-three Weeks Ended		Fifty-two Weeks Ended
	February 3, 2013	% of Sales	January 29, 2012	% of Sales	February 3, 2013	% of Sales	January 29, 2012	% of Sales
Merchandise sales	$1,675,979	89.2%	$1,460,090	89.1%	$5,979,604	88.4%	$5,401,731	88.4%
Services sales	193,572	10.3%	168,479	10.3%	740,471	11.0%	674,859	11.0%
Other revenue	9,615	0.5%	9,259	0.6%	38,162	0.6%	36,714	0.6%

Net sales	1,879,166	100.0%	1,637,828	100.0%	6,758,237	100.0%	6,113,304	100.0%

Cost of merchandise sales	1,134,761	60.4%	1,006,779	61.5%	4,124,432	61.0%	3,783,951	61.9%
Cost of services sales	141,352	7.5%	123,926	7.5%	533,504	7.9%	488,216	8.0%
Cost of other revenue	9,615	0.5%	9,259	0.6%	38,162	0.6%	36,714	0.6%

Total cost of sales	1,285,728	68.4%	1,139,964	69.6%	4,696,098	69.5%	4,308,881	70.5%

Gross profit	593,438	31.6%	497,864	30.4%	2,062,139	30.5%	1,804,423	29.5%
Operating, general and administrative expenses	372,186	19.8%	327,900	20.0%	1,410,922	20.9%	1,301,304	21.3%

Operating income	221,252	11.8%	169,964	10.4%	651,217	9.6%	503,119	8.2%
Interest expense, net	(13,275)	-0.7%	(14,102)	-0.9%	(54,329)	-0.8%	(56,842)	-0.9%

Income before income tax expense and equity income from Banfield	207,977	11.1%	155,862	9.5%	596,888	8.8%	446,277	7.3%
Income tax expense	(78,489)	-4.2%	(56,604)	-3.5%	(223,329)	-3.3%	(166,960)	-2.7%
Equity income from Banfield	4,522	0.2%	2,742	0.2%	15,970	0.2%	10,926	0.2%

Net income	$134,010	7.1%	$102,000	6.2%	$389,529	5.7%	$290,243	4.7%

Earnings per common share:
Basic	$1.26		$0.92		$3.61		$2.59

Diluted	$1.24		$0.91		$3.55		$2.55

Weighted average shares outstanding:
Basic	106,470		110,364		107,819		111,909
Diluted	108,071		112,100		109,611		113,993
Stores open at beginning of each period	1,269		1,210		1,232		1,187
Stores opened during each period	11		25		60		53
Stores closed during each period	(2)		(3)		(14)		(8)

Stores open at end of each period	1,278		1,232		1,278		1,232

PetSmart, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	February 3, 2013	January 29, 2012
Assets
Cash and cash equivalents	$335,155	$342,892
Short-term investments	9,150	20,311
Restricted cash	71,916	70,189
Receivables, net	72,198	53,899
Merchandise inventories	679,090	644,864
Deferred income taxes	62,859	51,381
Prepaid expenses and other current assets	86,768	80,352

Total current assets	1,317,136	1,263,888

Property and equipment, net	985,707	1,067,028
Equity investment in Banfield	39,934	37,824
Deferred income taxes	102,992	93,485
Goodwill	44,242	44,084
Other noncurrent assets	46,970	37,775

Total assets	$2,536,981	$2,544,084

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$202,122	$199,177
Accrued payroll, bonus and employee benefits	176,082	158,079
Accrued occupancy expenses and deferred rents	70,671	68,584
Current maturities of capital lease obligations	61,581	54,219
Other current liabilities	244,436	201,247

Total current liabilities	754,892	681,306

Capital lease obligations	464,578	505,273
Deferred rents	73,855	81,403
Other noncurrent liabilities	120,064	122,273

Total liabilities	1,413,389	1,390,255

Stockholders’ Equity:

Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	17	16
Additional paid-in capital	1,418,411	1,312,996
Retained earnings	1,827,996	1,507,054

Accumulated other comprehensive income	5,506	5,490
Less: Treasury stock	(2,128,338)	(1,671,727)

Total stockholders’ equity	1,123,592	1,153,829

Total liabilities and stockholders’ equity	$2,536,981	$2,544,084